INDEMNITY ESCROW AGREEMENT


                                  Introduction

                  This Indemnity Escrow Agreement, dated as of July 8, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and among PIA MERCHANDISING SERVICES, INC., a Delaware corporation ("PIA Delaware"), SG ACQUISITION, INC., a Nevada corporation ("PIA Acquisition"), PIA MERCHANDISING CO., INC., a California corporation ("PIA California") (PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties"), SPAR ACQUISITION, INC., a Nevada corporation ("SAI"), SPAR MARKETING, INC., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR MARKETING FORCE, INC., a Nevada corporation ("SMF"), SPAR, INC., a Nevada corporation ("SINC"), SPAR/BURGOYNE RETAIL SERVICES, INC., an Ohio corporation ("SBRS"), SPAR INCENTIVE MARKETING, INC., a Delaware corporation ("SIM"), SPAR MCI PERFORMANCE GROUP, INC., a Delaware corporation ("SMCI"), and SPAR TRADEMARKS, INC., a Nevada Corporation ("STM") (SAI, SMI, SMNEV, SMF, SINC, SBRS, SIM, SMCI and STM are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties"), and ROBERT G. BROWN and WILLIAM H. BARTELS (each a "SPAR Principal,"and collectively the "SPAR Principals"), and PARKER CHAPIN FLATTAU & KLIMPL, LLP, a New York limited liability partnership having an address at 1211 Avenue of the Americas, New York, New York 10036, as Escrow Agent (the "Indemnity Escrow Agent"). The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Merger Party" and collectively as the "Merger Parties". The Merger Parties and the SPAR Principals are sometimes referred to herein individually as a "Beneficiary" and collectively as the "Beneficiaries". The Beneficiaries and the Indemnity Escrow Agent are sometimes referred to herein individually as a "Party" and collectively as the "Parties".


                                    RECITALS

                  A. The Merger Parties have entered into the Agreement and Plan of Merger dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Merger Agreement"), and the Merger Parties and the SPAR Principals (I.E., the Beneficiaries) have entered into the Limited Indemnification Agreement dated as of [Closing Date], 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Limited Indemnification Agreement").

                  B. The Beneficiaries desire to have shares of common stock of PIA Delaware ("PIA Delaware Stock") deposited in escrow in accordance with
Section 2.02 of the Merger Agreement and held and disbursed by the Indemnity Escrow Agent in accordance with this Agreement in order to secure the obligations of the SPAR Principals to the Merger Parties under the Limited Indemnification Agreement, and the Indemnity Escrow Agent has agreed to receive, hold and disburse such stock, all upon the terms and subject to the conditions hereinafter set forth.


                                    AGREEMENT

                  In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  Section 1. Escrow of Instruments. (a) In accordance with the provisions of Section 2.02 of the Merger Agreement, (i) PIA Delaware shall cause ten percent (10%) of the shares of PIA Delaware Stock that each SPAR Principal and their Family Members (as defined in the Merger Agreement) would otherwise have had the right to receive pursuant to Section 2.01(a) of the Merger Agreement (the "Escrow Shares") to be registered in the name of the applicable SPAR Principal and delivered to the Indemnity Escrow Agent, provided however that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members; and (ii) each SPAR Principal shall deposit with the Indemnity Escrow Agent four stock powers (separate from the certificates) endorsed to PIA Delaware, all of which shall be held in accordance with the provisions of the Limited Indemnity Agreement and this Agreement.

                  (b) The SPAR Principals shall be entitled to vote the Escrow Shares in accordance with their respective interests therein on all matters submitted to a vote of the stockholders of PIA Delaware so long as such Escrow Shares are held in escrow pursuant to the term of this Agreement.

                  (c) Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement or the Limited Indemnification Agreement, as applicable. However, no reference to the Merger Agreement or the Limited Indemnification Agreement or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

                  Section 2. Investment of Funds. The Indemnity Escrow Agent may invest or deposit any dividends or other distributions paid with respect to the Escrow Shares (the "Escrow Funds"; collectively, with the Escrow Shares, the "Escrow Deposit"), in (a) one of its normal interest bearing escrow deposit accounts with Citibank, N.A., The Chase Manhattan Bank, or their respective affiliates, (b) securities issued or guarantied by the United States of America, or (c) other interest bearing deposit accounts in, or certificates of deposit, commercial paper or similar products of, or money market mutual funds affiliated with, (i) domestic commercial banks that have, or are members of a group of domestic commercial banks that has, consolidated total assets of at least $1,000,000,000, or (ii) such other banks or other financial institutions as may be acceptable to the Beneficiaries.

                  Section 3. Release of Funds and Documents. The Indemnity Escrow Agent shall release the Escrow Shares and other property in the escrow created hereunder as follows:

(a) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the second Business Day after receipt by the Indemnity Escrow Agent of written notice from PIA Delaware certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full;

(b) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the eleventh Business Day after receipt by the Indemnity Escrow Agent of written notice (a "Release Notice") from any SPAR Principal certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full and certifying that PIA Delaware has concurrently been given a copy of such Release Notice; provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the Indemnity Escrow Agent's receipt of such Release Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(c) the Indemnity Escrow Agent shall release such portion of the Escrow Shares and/or other property then held in the Escrow Deposit to PIA Delaware as shall be specified by written notice from PIA Delaware, on the eleventh Business Day following receipt by the Indemnity Escrow Agent of such written request from PIA Delaware, acting in its own name or as agent for any other Beneficiary (an "Indemnity Claim Notice"), which notice shall (i) concurrently be delivered to the SPAR Principals and the Indemnity Escrow Agent (and shall include a certification to such effect), (ii) state that the Escrow Shares and other property requested to be released are required to satisfy an unpaid claim for indemnification under the Limited Indemnification Agreement, (iii) set forth the dollar amount of the claim for indemnification, and (iv) contain such facts and information as are then reasonably available concerning the basis for the claim for indemnification; provided, however, that the Indemnity Escrow Agent shall not release such Escrow Shares or other property as requested if one or both of the SPAR Principals has delivered written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day following the receipt of such Indemnity Claim Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(d) the Indemnity Escrow Agent shall release one half of the then remaining Escrow Shares and Escrow Funds and other property attributable thereto in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on March 31, 2000, the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall


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

         not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on March 29, 2000, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

(e) the Board of Directors of PIA Delaware shall in their board meetings preceding the second, third and fourth anniversaries of the date of this Agreement evaluate the amount of collateral reasonably necessary to continue to secure the SPAR Principals' obligations under the Limited Indemnification Agreement (the "Continuing Amount"), not to exceed $1,500,000, and give written notice to the Indemnity Escrow Agent of the Continuing Amount; and the Indemnity Escrow Agent shall retain Escrow Shares having a Fair Market Value (as hereinafter defined) equal to the Continuing Amount and release all the then remaining Escrow Shares and other property in the Escrow Deposit in excess of the Continuing Amount to the SPAR Principals, in accordance with their respective interests therein, if the Indemnity Escrow Agent has received that notice and the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day prior to the applicable anniversary of the date hereof, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof; and

(f) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on the eleventh Business Day following the fifth anniversary of the date of this Agreement the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the fifth anniversary of the date of this Agreement, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof.

In determining the number of Escrow Shares to be transferred in satisfaction of any claim against the Escrow Property pursuant to the foregoing clause (c) or retained in escrow (if any) under the foregoing clause (e), each Escrow Share shall be valued at the average last sale price on the Nasdaq National Market for the PIA Delaware Stock for the twenty (20) trading days ending two trading days prior to the date on which such shares are to be transferred or released (the "Fair Market Value"). PIA Delaware shall notify the Indemnity Escrow Agent in writing of the appropriate valuation for the Escrow Shares for such purposes. Each of the SPAR Principals and other Beneficiaries hereby expressly authorizes and instructs the Indemnity Escrow Agent to take any and all action required to effect any transfer of Escrow Shares and/or other property pursuant to the terms of this Agreement, including, without limitation, completing and delivering one or more of the executed stock powers delivered to the Indemnity Escrow Agent pursuant to Section 1.

                  Section 4. Substitution of Cash for Escrow Shares. The SPAR Principals shall have the right at any time and from time to time to substitute cash for Escrow Shares as follows: (i) the SPAR Principals shall give written notice to the Indemnity Escrow Agent and the Merger Parties at least ten days prior to any requested substitution; (ii) on or before the proposed substitution date, the SPAR Principals shall deliver $5.00 per share in immediately available funds to the Indemnity Escrow Agent for each share of PIA Delaware Stock to be released in substitution, provided, however, that to the extent the amount of the Escrow Shares has been reduced pursuant to Section 3(e) hereof, the per share substitution price for the each share of PIA Delaware Stock in the Continuing Amount shall instead be the Fair Market Value as of the business day immediately preceding the day such written notice is sent; and (iii) upon receipt of such funds by the Indemnity Escrow Agent, the Indemnity Escrow Agent shall release the corresponding shares of PIA Delaware Stock to the SPAR Principals, in accordance with their respective interests therein, whether or not any Indemnity Claim Notice has been received by the Indemnity Escrow Agent.


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

                  Section 5. Further Assurances. Each Beneficiary agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Indemnity Escrow Agent from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Indemnity Escrow Agent.

                  Section 6. Invalidation of Distributions, Etc. In the event any amount or document released to any Beneficiary under this Agreement is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Indemnity Escrow Agent in connection with the insolvency, bankruptcy or reorganization of any Beneficiary or other person, whether by order of or settlement before any court or other authority or otherwise: (a) each Beneficiary shall contribute back to the Indemnity Escrow Agent an amount received by it such that each Beneficiary will be affected by that invalidation, declaration, restoration or return ratably in proportion to the distributions it received under this Agreement; and (b) each Beneficiary will return any document so affected, together with any related assignment, release or other instrument or document the Indemnity Escrow Agent may request to restore the status quo ante.

                  Section 7.        Conflicting Demands.

                  (a) In the event that one or both of the SPAR Principals or PIA Delaware timely objects to any requested release of or claim against any of the Escrow Shares or other property pursuant to Section 3, then PIA Delaware and the SPAR Principals shall, for a period of at least thirty days, negotiate in good faith in an effort to resolve such dispute. If PIA Delaware and the SPAR Principals are unable to resolve such dispute within such thirty day period (or such longer period as they may mutually agree upon), then the Beneficiaries may pursue non-binding mediation if they mutually agree, or any Beneficiary may commence an action, to finally resolve any conflicting claims hereunder. The final decision of any court proceeding shall be furnished in writing to the Indemnity Escrow Agent.

                  (b) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent shall be entitled to refuse to comply with any such claim or demand and to withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Indemnity Escrow Agent shall not be or become liable for damages, losses, expenses or interest to any Beneficiary or any other person for its failure to comply with such conflicting or adverse demands. The Indemnity Escrow Agent shall be entitled to continue to so refrain and refuse to so act until: (a) the rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction and venue over the parties and/or the documents, instruments or funds involved herein or affected hereby; and/or (b) the Indemnity Escrow Agent shall have received an executed copy of a dispositive settlement agreement to which the Beneficiaries and all other adverse claimants, if any, are parties and signatories.

                  (c) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent also may elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds and documents held hereunder pursuant to this Agreement; and if it so commences and deposits, the Indemnity Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. PIA Delaware shall pay all costs, expenses and attorneys' fees and expenses incurred by the Indemnity Escrow Agent in seeking any such judgment.

                  Section 8. Consent to Jurisdiction, Etc. Each Beneficiary hereby covenants and agrees that the Supreme Court of the State of New York for the County of Westchester or (in a case involving diversity of citizenship) the United States District Court for the Southern District of New York shall have personal jurisdiction and proper venue over any dispute with the Indemnity Escrow Agent; provided that the foregoing consent to jurisdiction and venue by the other parties shall not deprive the Indemnity Escrow Agent of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Beneficiaries. In any dispute with the Indemnity Escrow Agent, no Beneficiary will raise, and each Beneficiary hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York. In addition to (and without limitation of) any delivery permitted under applicable law, each Beneficiary agrees that service of process may be made at his or its office in Westchester County, New York.

                  Section 9. Waiver of Jury Trial. In any action or proceeding involving the Indemnity Escrow Agent in any jurisdiction, the Parties each waive trial by jury.

                  Section 10. Expenses of the Indemnity Escrow Agent. PIA Delaware shall pay any and all costs and expenses incurred by the Indemnity Escrow Agent in connection with the administration and holding of the Escrow Deposit and the investment of any Escrow Funds, and the enforcement, protection and adjudication of the parties' rights hereunder by the Indemnity Escrow Agent, including, without limitation, the disbursements, expenses and fees of the Indemnity Escrow Agent itself and those of other attorneys it may retain, if any.

                  Section 11. Reliance on Documents and Experts. The Indemnity Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Indemnity Escrow Agent.

                  Section 12. Status of the Indemnity Escrow Agent, Etc. The Indemnity Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to each Beneficiary. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Indemnity Escrow Agent and any of the Beneficiaries. This Agreement shall not be deemed to prohibit or in any way restrict the Indemnity Escrow Agent's representation of any Beneficiary, who may be advised by the Indemnity Escrow Agent on any and all matters pertaining to this Agreement and the Escrow Deposit. To the extent one or more of the Beneficiaries have been, are and/or will be represented by the Indemnity Escrow Agent, each such Beneficiary hereby waives any conflict of interest and irrevocably authorizes and directs the Indemnity Escrow Agent to carry out the terms and provisions of this Agreement, in each case without regard to any representation of any such Beneficiary, with deference to no party and fairly as to all parties, and irrespective of the impact upon or any conflicting communication from any such Beneficiary. The Indemnity Escrow Agent's only duties are those expressly set forth in this Agreement, and each Beneficiary authorizes the Indemnity Escrow Agent to perform those duties in accordance with its usual practices in holding funds and documents of its own or those of other escrows. The Indemnity Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its directors, officers, partners, employees, attorneys, agents or designees.

                  Section 13. Exculpation. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, counsel, employees, attorneys and agents, shall not incur any liability whatsoever for
(a) the investment or disposition of funds, the holding or delivery of documents or the taking of any other action, in each case in accordance with the terms and provisions of this Agreement, (b) any mistake or error in judgment, (c) compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or (d) any other act or omission of any other independent person engaged by the Indemnity Escrow Agent in connection with this Agreement; and each Beneficiary hereby waives any and all claims and actions whatsoever against the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Escrow Deposit; and each Beneficiary hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.
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

                  Section 14. Indemnification. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Indemnity Escrow Agent, defended by the Beneficiaries, jointly and severally, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, or any of their respective directors, officers, partners, employees, attorneys or agents, arising out of or related directly or indirectly to this Agreement or the Escrow Deposit, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

                  Section 15. Notice. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail for overnight delivery, with the cost of overnight delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested, or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day). Any notice, request, demand or other communication instead may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall be deemed conclusively to have been given on the first business day following the day duly sent, provided that the giving party also sends a copy thereof by one of the other means referenced above. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                  Section 16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 17. Governing Law. This Agreement: has been executed and delivered in the State of New York; and shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

                  Section 18. Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

                  Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

                  Section 20. Effective Date. This Agreement shall be effective on the date as of which this Agreement shall be executed by all the parties hereto and delivered to the Indemnity Escrow Agent.

                  Section 21. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Beneficiary in this Agreement shall inure to the benefit of the successors and assigns of the Indemnity Escrow Agent; provided, however, that nothing herein shall be deemed to authorize or permit any Beneficiary to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Beneficiary), and each Beneficiary covenants and agrees that it shall not make any such assignment.

                  Section 22. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any Beneficiary, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

                  Section 23. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any Party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the Indemnity Escrow Agent under this Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the Indemnity Escrow Agent under this Agreement or applicable law.

                  Section 24. Modification, Amendment, Etc. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Agreement shall be in writing and signed by each party affected thereby.

                                  [END OF PAGE]


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




                  Section 25. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE BENEFICIARIES:                        PIA MERCHANDISING SERVICES, INC.


                                          By:   /s/ Cathy L. Wood
                                                --------------------------------
                                            Name:   Cathy L. Wood
                                            Title:  Secretary

                                          SG ACQUISITION, INC.


                                          By:  /s/ Cathy L. Wood
                                               ---------------------------------
                                            Name:  Cathy L. Wood
                                            Title: Secretary

                                          PIA MERCHANDISING CO., INC.


                                          By:  /s/  Cathy L. Wood
                                              ----------------------------------
                                             Name:  Cathy L. Wood
                                             Title: Secretary

                                          SPAR ACQUISITION, INC.


                                          By: /s/   Robert G. Brown
                                              ----------------------------------
                                             Name:  Robert G. Brown
                                             Title: Chief Executive Officer


                                          SPAR MARKETING, INC., a Delaware
                                                                   corporation


                                          By:    /s/ Robert G. Brown
                                                 -------------------------------
                                            Name:    Robert G. Brown
                                            Title:   Chief Executive Officer


                                          SPAR MARKETING FORCE, INC.


                                          By:    /s/ Robert G. Brown
                                                --------------------------------
                                            Name:    Robert G. Brown
                                            Title:   Chief Executive Officer


                                          SPAR, INC.


                                          By: /s/ Robert G. Brown
                                              ----------------------------------
                                            Name:  Robert G. Brown
                                            Title: Chief Executive Officer

                                          SPAR/BURGOYNE RETAIL SERVICES, INC.


                                          By:   /s/ Robert G. Brown
                                                --------------------------------
                                             Name:  Robert G. Brown
                                             Title: Chief Executive Officer

                                          SPAR MARKETING, INC., a Nevada
                                                                    corporation


                                          By:  /s/ Robert G. Brown
                                               ---------------------------------
                                            Name:  Robert G. Brown
                                            Title: Chief Executive Officer

                                          SPAR INCENTIVE MARKETING, INC.


                                          By:  /s/ Robert G. Brown
                                               ---------------------------------
                                            Name:  Robert G. Brown
                                            Title: Chief Executive Officer

                                             SPAR MCI PERFORMANCE GROUP, INC.


                                             By:  /s/ Robert G. Brown
                                                  ------------------------------
                                             Name:    Robert G. Brown
                                             Title:   Chief Executive Officer


                                             SPAR TRADEMARKS, INC.


                                             By: /s/ Robert G. Brown
                                                 -------------------------------
                                             Name:  Robert G. Brown
                                             Title: Chief Executive Officer


                                               /s/ Robert G. Brown
                                               ---------------------------------
                                                   ROBERT G. BROWN


                                               /s/ William H. Bartels
                                               ---------------------------------
                                                   WILLIAM H. BARTELS



THE INDEMNITY ESCROW AGENT:               PARKER CHAPIN FLATTAU & KLIMPL, LLP


                                          By: /s/ Lawrence David Swift
                                              ----------------------------------
                                                  Lawrence David Swift, Partner




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